Exhibit 10.28

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is made and entered into effective as of December 3, 2010 (“Effective Date”), by and between Castro Mountain View, LLC, a California limited liability company, and CP6CC, LLC, a Delaware limited liability company, as tenants in common (collectively, the “Landlord”) and Vivus, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.                                   WHEREAS, Landlord’s predecessor in interest and Tenant entered into that certain Lease Agreement dated October 16, 2006 (“Original Lease”), as amended by a First Amendment of Lease dated November 18, 2008 (the “First Amendment”), for approximately 14,237 square feet of leasable space located at 1172 Castro Street which is part of a two building complex (“Complex”), in the City of Mountain View, County of Santa Clara, State of California (the “Original Premises”);

B.                                     WHEREAS, Landlord and Tenant subsequently entered into a Second Amendment to Lease dated November 12 2009 (the “Second Amendment”) for the addition of approximately 3,769 square feet of leasable space located at 1174 Castro Street, Suite 210 in the City of Mountain View, County of Santa Clara, State of California (the “Expansion Space”) to the Original Lease (the Original Lease, First Amendment, and Second Amendment are collectively referred to herein as the “Lease”);

C.                                     WHEREAS, the Lease Term for the Original Premises and the Expansion Space (collectively, the “Leased Premises”) currently expires on July 31, 2011;

D.                                    WHEREAS, Tenant, in a letter dated October 29, 2010, has exercised its option to extend the Lease Term in compliance with the Lease, specifically Section 7 of the First Amendment and Section 6 of the Second Amendment; and

E.                                      WHEREAS, in connection with the extension of the Lease Term, Landlord and Tenant desire to amend various other provisions of the Lease on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Landlord and Tenant, the parties do hereby agree as follows:

1.                                      Extension of Term:  The Lease Term for the Leased Premises is hereby extended for a period of twelve (12) months commencing August 1, 2011 and terminating July 31, 2012 (the “Second Extended Term”).

2.                                      Base Monthly Rent and Additional Rent:

a.               Original Premises:  During the Second Extended Term, Tenant shall pay to Landlord Minimum Rent for the Original Premises on the first day of each month in equal monthly installments without offset or deduction, as follows:

Period	Original Premises Minimum Rent (per leasable square foot per month)	Original Premises Minimum Rent (total per month)
August 1, 2011 through July 31, 2012	$1.69	$24,049.14

During the Second Extended Term, Tenant shall also pay to Landlord, Additional Rent for the Original Premises. Tenant’s share of Property Operating Expenses during the Second Extended Term is estimated to be one dollar and forty cents ($1.40) per square foot, per month. Notwithstanding anything to the contrary contained herein or in the Lease, the Fixed Minimum Rent for the Original Premises during the Second Extended Term shall be adjusted either up or down, such that the sum of Fixed Minimum Rent and Additional Rent for the Original Premises shall be a total of three dollars and nine cents ($3.09) per square foot, per month.  Landlord may not require Tenant to contract or pay for directly any services or other items that are included in Additional Rent for the Original Premises, as of the date hereof.

b.               Expansion Space:  During the Second Extended Term, Tenant shall pay to Landlord Minimum Rent for the Expansion Space on the first day of each month in equal monthly installments without offset or deduction, as follows:

Period	Expansion Space Minimum Rent (per leasable square foot per month)	Expansion Space Minimum Rent (total per month)
August 1, 2011 through July 31, 2012	$2.31	$8,743.66

During the Second Extended Term, Tenant shall also pay to Landlord Additional Rent for the Expansion Space.  Tenant’s share of Property Operating Expenses during the Second Extended Term is estimated to be one dollar and forty cents ($1.40) per square foot, per month.

3.                                      Option to Extend:

(a)          Tenant has exercised its option to extend the Term under the Lease, specifically as provided in Section 7 of the First Amendment and Section 6 of the Second Amendment.  Tenant shall have one additional option to extend the Term of the Lease beyond July 31, 2012 for an additional twelve (12) months commencing on August 1, 2012 and terminating on July 31, 2013 under the same terms and conditions as stated in the Lease under Article 15.

(b)         The notice period of not less than nine months prior to the expiration of the Lease Term required by Section 15.1 (a) of the Lease shall be reduced to a period of not less than six months prior to the expiration of the Lease Term.

4.                                      Notices:  The address for notice pursuant to Section 27 of the Lease, as amended by Section 8 of the First Amendment, with respect to Tenant, is hereby updated as follows:

Tenant Notice Address:

Vivus, Inc.

1172 Castro Street

Mountain View, CA 94040

Attn:  Lee B. Perry, Senior Director of Finance

5.                                      Approval of Landlord’s Lender:  This Third Amendment is subject to and conditioned upon Landlord obtaining the approval for this Amendment from the Landlord’s existing 1st mortgage lender (the “Current First Lender”). Landlord shall use commercially reasonable efforts to obtain such approval, including delivering a copy of this Amendment to the Current First Lender within three (3) business days of the full execution of this Amendment.  Landlord shall provide prompt written notice to  Tenant of its receipt of the approval of the Current First Lender to this Amendment (in which case, the condition in this Section 5 shall be deemed satisfied) or the disapproval of the Current First Lender to this Amendment (in which case, this Amendment shall be terminated and of no further force and effect).  If  landlord fails to deliver written notice to Tenant of the Current First Lenders disapproval of this Amendment within forty-five (45) days of the date of this Amendment, the condition in this Section 5 shall be deemed satisfied.

6.                                      Miscellaneous.  All terms not specifically defined herein are as defined in the Lease.  Except as amended or modified by this Third Amendment, all terms and conditions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant shall be bound thereby.  This Third Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document.  In the event of a conflict between the terms of this Third Amendment and the terms of the Lease, the terms of this Third Amendment shall prevail and be controlling.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Third Amendment to Lease, to be effective as of the Effective Date.

Tenant:

VIVUS, Inc., a Delaware corporation

By:

Title:

Date Executed:

(Landlord’s signature on following page)

Landlord:

Castro Mountain View, LLC,
a California limited liability company

By:	West Valley Properties, Inc.,
a California corporation, its Manager

By:

Title:

Date Executed:

By:	Guardian Equity Growth, Inc.,
a California corporation, its Manager

By:

Title:

Date Executed:

CP6CC, LLC, a Delaware limited liability company

By:	Cupertino Partners VI, a California limited
partnership, its Sole Member
By:	West Valley Properties, Inc., a
California corporation, its General Partner

By:

Title:

Date Executed: